Exhibit 10.3

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the Registrant treats as private or confidential.

VEHICLE PRODUCTION AGREEMENT

THIS VEHICLE PRODUCTION AGREEMENT (this “Agreement”) is made and entered into effective as of March 18, 2026 (the “Effective Date”), by and between Uber Technologies, Inc., a Delaware corporation, with its principal place of business at 1725 3rd Street, San Francisco, California 94158 (“Uber”), and Rivian, LLC, a Delaware limited liability company having its principal place of business at 14600 Myford Road, Irvine, CA 92606 (“Rivian” or “Company” and, together with Uber, the “Parties”). This Agreement is entered into pursuant and subject to the Master Framework Agreement, by and between Uber and Rivian, of even date herewith (the “MFA”) and forms a part of and is incorporated into the MFA as an addendum thereto. This Agreement establishes the terms governing, among other things, Company’s obligations to Uber with regard to Company Vehicles sold to Uber under the MFA and with regard to the production of Company Robotaxis. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the MFA.

RECITALS

A.	Uber owns and operates [***] (the “Uber Service”) [***] Uber is also developing [***] the “Uber Platform”).

B.	Rivian is engaged in the development and sale of Rivian-branded high-end electric vehicles, including the Rivian “R2” line of vehicles.

C.	Rivian intends to develop an ADS System featuring ADS Hardware and Autonomous Driving Software (as defined below) to enable Level 4 autonomous driving capabilities for integration into Autonomous Vehicles and certain technology that will permit Company Vehicles (as defined below) and potentially third-party purchasers, lessees or operators of the Company Vehicles, to integrate with and operate on ridehailing, logistics, and delivery networks (the “Company System”).

D.	The Parties share the goal of adding to the supply of affordable and reliable options for ridesharing and mobility to allow for the development and deployment of a fleet of autonomous vehicles (“AVs”) on the Uber Platform to complete requests for Uber users that might be available through the Uber Service or Uber Platform.

E.	In furtherance of the foregoing objective, the Parties desire to work together to facilitate Rivian’s development and manufacture of a Company Robotaxi.

F.	The Parties are entering into this Agreement in order to establish: (i) governing principles throughout the Term for the design, development, testing, and manufacturing of Company Robotaxis; and (ii) the terms under which Uber and/or Uber Designated Fleet Operators (as defined below) will purchase Company Robotaxi from Rivian.

G.	Concurrently with this Agreement, the Parties are entering into a Master Framework Agreement which sets forth the governing principles of the operation of Company Robotaxis on the Uber Platform.

H.	The Parties will also enter into a separate Aftermarket Services Agreement (as defined below), pursuant to which Rivian will provide post-sale warranty services and aftermarket support for the Company Robotaxi.

For good and valuable consideration, the sufficiency of which the Parties hereby acknowledge, the Parties therefore agree as follows:

ARTICLE 1

DEFINITIONS

1.1            Defined Terms. Unless the context expressly otherwise requires, the following terms have, for all purposes of this Agreement, the meanings specified in this Article.

a)	“ADS” or “[***]” means the Level 4 autonomous driving software developed by Rivian.

b)	“ADS Hardware” means, collectively, the hardware components and their associated software [***].

c)	“Applicable Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, governmental order, or other requirement or rule of law (including, without limitation, the requirements of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, et seq), the U.S. National Traffic & Motor Vehicle Safety Act, as amended (49 U.S.C. § 30101 et seq), the U.S. Federal Trade Commission, the U.S. Customs and Border Protection, the U.S. Treasury, and the U.S. Department of Labor regulations and any other law or requirement relating to environmental matters, immigration, data protection and privacy, wages, hours and conditions of employment, disclosure, subcontractor selection, discrimination, occupational health/safety, and the design, development, manufacturing or sale of vehicles) of any Governmental Authority (collectively, “Laws”) in an Authorized Territory, as amended from time to time, and, in each case, as may be directly applicable to this Agreement, Rivian, Uber, or the Company Robotaxi.

d)	“Authorized Territory” means the Jurisdiction where the Company Robotaxi will be certified for sale and operation in accordance with the MFA.

e)	“Base Vehicle” means the motor vehicle currently manufactured by Rivian and referred to as the “R2” as certified for sale to end users in the United States (U.S.).

f)	“Change” means any modification, alteration, addition, or deletion made to: (i) the Robotaxi Upfits, (ii) Company Robotaxi, including [***]; or (iii) the Delivery Location or the means and methods of shipment and packaging of the Company Robotaxi as the context requires hereunder.

g)	“Component Parts” means the components, parts, assemblies, packaging (inbound and outbound), direct materials, and indirect materials (including, without limitation, [***]), hardware, and software included in or on the Company Robotaxi or otherwise used in the assembly, manufacture, delivery, and Service of the Company Robotaxi, including, without limitation, the ADS Hardware.

h)	“Contract Documents” means (i) the MFA; (ii) this Agreement; (iii) all schedules, attachments, and exhibits to this Agreement specifically referenced herein; (iv) the Orders; and (v) any other agreements entered into by the Parties from time to time in connection with this Agreement.

i)	“Delivery Location” means the location within the Authorized Territory for Delivery of Company Robotaxi set forth in the Vehicle Purchase Agreement, unless otherwise designated by Uber or an Uber Designated Fleet Operator in an Order, provided that any such designated location must be within the applicable Market for such Company Robotaxi unless otherwise agreed between the Parties.

j)	“EPA” means the U.S. Environmental Protection Agency.

k)	“EV Credits” means all applicable tax benefits, rebates, incentives, and other benefits and advantages related to electric vehicles, including any electric vehicle credits, available from any Governmental Authority in a Jurisdiction within the Authorized Territory [***].

l)	“Force Majeure Event” means fire, flood, earthquake, elements of nature or acts of God, acts of war, acts that are generally recognized as terrorism, riots, civil disorders, rebellions or revolutions, strikes or labor actions, pandemic, epidemic, directions or actions of governmental authorities, or any other similar cause beyond the reasonable control of a Party.

m)	“Governmental Authority” means any national, international, federal, state, provincial, or local government, or political subdivision thereof, or any multinational organization, or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, regulatory, or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof).

n)	“Governmental Investigation” means an investigation, inquiry or request for information from a Governmental Authority concerning the Company Robotaxi.

o)	“Jurisdiction” means a country, state, county, city, province, or other municipality.

p)	“NHTSA” means the United States National Highway Traffic Safety Administration.

q)	“Non-Conformity” means any failure of a Company Robotaxi to conform to any of the Requirements in all material respects.

r)	“Order” means a purchase order for Company Robotaxi vehicles issued by Uber or an Uber Designated Fleet Operator in accordance with Exhibit A (Fleet Purchase Terms).

s)	“Personnel” means any agents, employees, contractors or subcontractors (including Suppliers) engaged or appointed by a Party.

t)	[***].

u)	“Recall” means any voluntary or mandatory notification and/or remedy campaign initiated by Rivian or ordered by any Governmental Authority in which Company Robotaxi owners or operators are requested to have any safety issue, Non-Conformity, or emission-related defect remedied [***].

v)	“Representatives” means a Party’s Affiliates and the respective officers, directors, partners, shareholders, attorneys, third-party advisors, agents, employees, contractors, subcontractors, successors, and permitted assigns of a Party and its Affiliates.

w)	“Requirements” means each of: (i) Applicable Laws; (ii) the Safety Standards; (iii) Robotaxi Upfits; (iv) the Quality Standards; and (v) the Vehicle Warranty.

x)	“Rivian Manufacturing Facility” means any one of the following locations where Rivian will manufacture the Company Robotaxi: [***]; and any other site in the United States designated by Rivian and agreed by Uber (not to be unreasonably withheld, delayed, or conditioned).

y)	“Rivian Tooling” means all Tooling that is required or necessary to have the Company Robotaxi (and any associated Component Parts) manufactured, assembled, delivered, and Serviced in accordance with the Requirements, whether such Tooling is located at a Rivian Manufacturing Facility, the facility of a Supplier, or a Service Center.

z)	“Robotaxi Upfits” means, collectively, (i) the ADS Hardware and (ii) [***].

aa)	“Robotaxi Upfits Price” has the meaning stated in Schedule B.

bb)	“Safety Standards” means, with respect to a particular Company Robotaxi, all applicable motor vehicle safety standards in effect on the date of manufacture of such Company Robotaxi within the Jurisdiction to which such Company Robotaxi will be delivered, which may include, without limitation, the U.S. Federal Motor Vehicle Safety Standards, New Car Assessment Programs, and similar international, federal, state and local laws governing the design, development, manufacture, or sale of vehicles.

cc)	“Service” means any and all repair, replacement, and/or maintenance services, including Vehicle Warranty work performed on Company Vehicles.

dd)	“Service Campaign” means a voluntary action, other than a Recall, initiated by Rivian in order to implement a modification, repair, or notification that Rivian determines is appropriate or is otherwise consistent with customary practice in the automotive industry to maintain the goodwill and reputation of Rivian, Uber, the Uber Designated Fleet Operators, or the Company Robotaxi.

ee)	“Service Center” means an Uber or Uber Designated Fleet Operator service facility.

ff)	“Service Parts” means new or factory replacement Component Parts for Company Robotaxi.

gg)	“Standard Warranty” means the warranty included in [***] of the Company Robotaxi, the terms of which are set forth in Exhibit B.

hh)	“Subcontractors” means subcontractors (of any tier), agents, and Suppliers of Rivian (which may include Affiliates of Rivian).

ii)	“Supplier” means a vendor that supplies Component Parts, Service Parts, and/or Tooling to Rivian.

jj)	“Tariff” means a Tax imposed on the importation of any goods or products.

kk)	“Tax” means any and all present and future federal, state, provincial, and local sales, use, value-added, excise, income, stamp and other taxes, levies, imposts, duties, deductions, charges, fees, or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest or penalties imposed thereon.

ll)	“Third Party” means a Person other than Uber, Company, or any of either Party’s Affiliates.

mm)	“Tooling” means all tooling, machinery, equipment (including [***]), dies, test and assembly fixtures, jigs, gauges, patterns, casting patterns, cavities, molds, and related documentation (including [***]), together with any accessions, attachments, parts, accessories, substitutions, replacements, and appurtenances thereto and related software utilized in connection therewith.

nn)	[***].

oo)	“Vehicle Warranty” means the Extended Warranty (set forth in Schedule B of Exhibit A) and the Standard Warranty (set forth in Exhibit B).

ARTICLE 2

SCOPE OF THE AGREEMENT; TERRITORY

2.1            Purpose of Agreement. The purpose of this Agreement is to define the terms and conditions that apply between the Parties with respect to Rivian’s development and manufacture of the Company Robotaxi.

2.2            Contract Documents. The contractual relationship between Uber and Rivian with respect to Rivian’s development and manufacture of the Company Robotaxi will be governed by the Contract Documents. Except as otherwise specifically provided herein, the Contract Documents may not be modified, superseded, or altered except by written agreement signed by an authorized representative of Uber and Rivian. The terms of any quotation, order, acknowledgment, bid, proposal, invoice, or other form issued by Uber or Rivian, whether printed, by telecopy, or by electronic data interchange are hereby rejected and will not be part of the Contract Documents unless specifically agreed to in a writing signed by both Parties.

2.3            Order of Precedence. In case of inconsistencies or conflicts pertaining to Rivian’s development and manufacture of the Company Robotaxi, the Contract Documents will prevail over each other in the following order of priority: (a) the MFA; (b) this Agreement; (c) all attachments to this Agreement specifically referenced herein; (d) the Orders; and (e) any other agreements entered into by the Parties from time to time in connection with this Agreement.

2.4            No Dealership Agreement. Notwithstanding anything to the contrary in the Contract Documents (including this Agreement) or the ultimate disposition, sale, license, or distribution of the Company Robotaxi, the Parties agree that neither this Agreement nor any other Contract Document is intended to be, and will not be construed as, a franchise, dealership, or other similar type of automotive retailer agreement. Without limiting the foregoing, the Parties agree that it is their express intent that this Agreement not be enforced in accordance with any Applicable Laws related to automotive franchises or dealerships with respect to the goods and services manufactured, sold, repaired, or otherwise maintained under this Agreement (each, a “Dealership Law”). If, notwithstanding the intent of the Parties, this Agreement is subject to Dealership Laws, the Parties expressly waive, to the full extent permitted by Applicable Law, each and every provision of such Dealership Laws that are different or additional to the terms and provisions of the Contract Documents. If any Dealership Laws cannot be waived by a Party, such Party agrees it is such Party’s intent that any provision of the Dealership Laws that are different or additional to the terms and conditions of the Contract Documents be interpreted as close as possible to the applicable provisions of the Contract Documents.

2.5            Authorized Territories. During the Term, Rivian will review and confirm that the Company Robotaxis that are delivered in a Jurisdiction meet the requirements and standards of Governmental Authorities for validation or certification for operation (the “Validation Standards”) as applicable to such Jurisdiction. [***].

ARTICLE 3

ADS SOFTWARE AND VEHICLE DEVELOPMENT, MANUFACTURING AND ENGINEERING

3.1            General. Without limiting the terms of this Article 3, Rivian or its Affiliates will dedicate sufficient engineering resources [***] to perform research, design, development, and engineering work (the “Engineering Work”) required to design, develop, manufacture, and deliver the Company Robotaxi in accordance with the Requirements. Rivian will have responsibility for product engineering related to the Company Robotaxi, including but not limited to testing, certification, and compliance with Applicable Laws and the Quality Standards. The Engineering Work includes all engineering, research, and development, including but not limited to, labor and material resources, including the use of Rivian Tooling, applied to complete the activities related to styling, design, testing, development, and certification of the Company Robotaxi. As further stated in this Agreement, Rivian will have [***] responsibility over its Suppliers with respect to the design, development, and manufacturing of the Company Robotaxi.

3.2            Development and Manufacturing of the Company Robotaxi.

a)	General. Subject to the terms and conditions of this Agreement, Rivian will design, develop, manufacture, test, label, package, store, handle, and perform such other services reasonably required to produce, manufacture, deliver, and sell Company Robotaxi vehicles in accordance with the Requirements.

b)	Rivian Resources. Except as otherwise expressly provided in this Agreement, as between the Parties, Rivian is responsible for providing the facilities, land, Personnel, Component Parts, software, materials, technical knowledge, training, expertise, and other resources reasonably necessary to manufacture and deliver the Company Robotaxi in accordance with the Requirements.

c)	Production-Intent AVs. Unless otherwise expressly stated herein, the Production-Intent AVs (as defined in Exhibit A of the Subscription Agreement) [***] shall be [***].

d)	Base Vehicle End of Life. Rivian may terminate production of the Base Vehicle [***] and, in such event, Rivian may also terminate production of the Company Robotaxi. In the event that Rivian intends to terminate production of the Base Vehicle during the Term, and such termination would impact Rivian’s production of the Company Robotaxi, Rivian will provide Uber with not less than [***] notice prior to the end of production date for Company Robotaxi. Upon Uber’s request, and subject to Sections [***] of the MFA, Rivian will negotiate in good faith to extend production of the Company Robotaxi to meet Uber’s requirements for the Company Robotaxi through the end of the Term. If Rivian is unable to extend production, or identify a suitable alternative without an increase in pricing to Uber, and Uber has not fulfilled its Volume Guarantee and does not reasonably forecast fulfilling its Volume Guarantee prior to the Base Vehicle’s end of production, then [***].

3.3            Development of Autonomous Driving Software.

a)	ADS Development and Conformance with Requirements. Rivian will design, develop, test, and perform such other services reasonably required to produce and deliver the ADS fully integrated into the ADS Hardware with and onto the Base Vehicle in accordance with the Requirements and this Agreement. For the avoidance of doubt, the ADS will operate all the controls and other components of the Company Robotaxi that the ADS is designed to control (e.g., [***]) in accordance with the Requirements. If any services, functions, or responsibilities not specifically described herein are required to enable any of the foregoing, such services, functions, or responsibilities will be deemed to be implied by and included within the scope of this Agreement to the same extent and in the same manner as if expressly described herein. Rivian will implement and maintain processes and procedures to promptly remedy any Non-Conformity in and caused by the ADS.

b)	ADS Updates and New Releases. Rivian will ensure that each Company Robotaxi has the most recent versions, releases, or other updates to the ADS at the time of shipment to Uber. During [***], Rivian will make available any new versions, releases, or other updates to the ADS, whether via OTA or other method designated by Rivian and agreed by Uber, including any new versions, releases, or other updates reasonably required [***] to the Company Robotaxi throughout [***], (collectively, “Technology Updates”), in each case without resulting in any Non-Conformities. For clarity, and without limiting the generality of the foregoing, Rivian will be responsible for pushing all applicable over-the-air (“OTA”) Technology Updates to the Company Robotaxi without additional cost or expense to Uber [***]. All Technology Updates will be subject to the applicable representations and warranties under this Agreement.

c)	Safety Plan and Safety Case. In support of the intended commercial use of the Company Robotaxi operated on the Uber Platform, Rivian will develop a Safety Plan and Safety Case consistent with industry standards [***].

(i)            [***];

(ii)           [***];

(iii)          [***];

(iv)          [***];

(v)           [***];

(vi)          [***].

3.4            Base Vehicle Software Updates. Rivian will have primary responsibility to ensure that the Base Vehicle has the most recent versions, releases, or other updates to Base Vehicle software at the time of shipment to Uber. During [***], Rivian will make available any new versions, releases, or other updates to the software, whether via OTA or other method designated by Rivian, including any new versions, releases, or other updates reasonably required as a result of any Changes to the Company Robotaxi throughout [***]. Without limiting Company’s responsibilities under this Section, Company will provide Uber OTA access to certain Base Vehicle electronics, such as the in-vehicle entertainment system, to enable Uber to push its OTA software updates to these electronics. Any access to Company’s APIs for OTA access will be subject to standard API terms and conditions.

3.5            Quality Standards. Rivian will manufacture the Company Robotaxi in compliance with manufacturing quality standards [***] (such standards, the “Quality Standards”) [***].

3.6            Testing and Inspection. Prior to any Company Robotaxi vehicle leaving the Rivian Manufacturing Facility, Rivian will inspect and test each Company Robotaxi vehicle in accordance with the inspection and testing standards set forth in the Quality Standards. Upon Uber’s prior written request, Rivian will consider [***] requests for Uber or its designated Representatives to inspect and observe the manufacture and testing of any Company Robotaxi vehicles at the Rivian Manufacturing Facility, provided that the visit does not disrupt Rivian’s ongoing business operations or Personnel.

ARTICLE 4

RIVIAN MANUFACTURING FACILITY; TOOLING; SUPPLY CHAIN

4.1            Capacity Constraints. In the event of any capacity constraints [***] (“Capacity Constraints”), Rivian will [***]. Rivian will [***] find an alternative source of supply of the impacted Component Parts during the period of constrained supply to the extent practicable or, to the extent not practicable, identify alternative solutions as promptly as feasible.

4.2            Rivian Tooling. Rivian, or its Suppliers, will be responsible for purchasing or building all Rivian Tooling necessary to manufacture and assemble the Company Robotaxi and any Component Parts. Unless otherwise agreed by Uber pursuant to a separate agreement between the Parties, Uber will not provide Rivian any Tooling for the Company Robotaxi or any Component Parts. Rivian [***] will be responsible for any and all costs and expenses associated with Rivian Tooling. Without limiting the foregoing, Rivian, at its sole cost and expense, agrees to perform all necessary repair, replacement, and maintenance on Rivian Tooling, including keeping the Rivian Tooling in the condition necessary to manufacture and assemble the Company Robotaxi in accordance with this Agreement.

4.3            Supply Chain Matters.

a)	Suppliers. Rivian will be solely responsible for the Suppliers of all Rivian Tooling Component Parts and ADS development and integration for the Company Robotaxi.

b)	Supply Agreements. Except as otherwise expressly agreed by the Parties, Rivian will procure [***] all: (i) Component Parts necessary for the manufacture and assembly of the Company Robotaxi; and (ii) Service Parts required for the repair of the Company Robotaxi, in each case, from the Suppliers or any additional or substitute Suppliers as Rivian determines from time to time, subject to the terms of the Aftermarket Services Agreement.

4.4            Subcontractors.

a)	Final Responsibility. Rivian will be solely responsible for manufacturing and supplying the Company Robotaxi in accordance with the terms hereof. Rivian may subcontract any of its obligations under this Agreement; provided that Rivian remains fully responsible for all work performed by its Subcontractors. Rivian is solely responsible for making all payments due to that Subcontractor and Uber is not responsible for any payments (including making payments) to any Subcontractor. The direction and supervision of Rivian’s and any Subcontractor’s employees rest exclusively with Rivian or such Subcontractor. Without limiting the foregoing, Rivian must ensure that the terms of each subcontract with a Subcontractor are consistent with the terms of this Agreement (to the extent applicable to such Subcontractor).

b)	Subcontractor Failure. Rivian agrees that it is responsible for any act or omission of any Subcontractor that would constitute a breach of this Agreement if made or omitted by Rivian as though Rivian had so acted or failed to act.

ARTICLE 5

JOINT STEERING COMMITTEE

5.1            Steering Committee. The terms of Section 10.2 of the MFA are incorporated herein mutatis mutandis.

ARTICLE 6

REGULATORY COMPLIANCE

6.1            Motor Vehicle Safety Conformance and Certification.

a)	Conformance.

(i)            Vehicle Conformance. Rivian will ensure [***] that each Company Robotaxi, as delivered to Uber: (i) conforms to all applicable Safety Standards and other Applicable Laws in effect on the date of manufacture in the Jurisdiction for which the Company Robotaxi was ordered; and (ii) includes all certification labels, manuals, signage, and other documents required by Governmental Authorities or Applicable Laws in such Jurisdiction that are necessary for the Company Robotaxi to be sold and operated on public roads in such Jurisdiction.

(ii)           ADS Conformance. Rivian will ensure that the ADS conforms to all Safety Standards and other Applicable Laws and will maintain ongoing compliance of the ADS.

b)	Testing Data. Rivian will maintain, at its sole cost and expense, complete and accurate copies of all testing, data, and related certification documentation required by Governmental Authorities in the Authorized Territories for the Company Robotaxi. Rivian will provide such documentation directly to NHTSA or other Governmental Authorities if required in connection with an investigation, a subpoena, or other legal requirement. [***].

6.2            Compliance and Assistance. Rivian is responsible for obtaining and maintaining throughout the Term any and all required permits, licenses, or approvals from any Governmental Authority in the Authorized Territories that are necessary or appropriate for its performance under this Agreement.

6.3            Traceability. Rivian will ensure for each Company Robotaxi the traceability of the Company Robotaxi in compliance with Applicable Law in the Authorized Territory, including, [***].

6.4            Vehicle Identification Numbers. Rivian will obtain and place on each Company Robotaxi proper vehicle identification numbers (“VIN”) for each Company Robotaxi that is Delivered to Uber or an Uber Designated Fleet Operator in accordance with Applicable Law.

6.5            Conflict Minerals. Upon Uber’s reasonable request, Rivian will provide to Uber only such information and written certifications that Rivian has already assembled for Rivian’s own compliance with Section 1502 of the Dodd-Frank Act and Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, as amended, and other Applicable Laws with respect to “conflict minerals.” For clarity, Rivian shall not be required to conduct additional inquiries or perform additional due diligence beyond what Rivian undertakes for its own compliance purposes with respect to the Base Vehicle.

6.6            Emissions Certification. To the extent any vehicle emissions requirements applicable to the Company Robotaxi are in effect during the Term in any Jurisdiction in the Authorized Territory pursuant to Applicable Laws, Rivian will be responsible for obtaining the applicable emissions certification of the Company Robotaxi in accordance with the Applicable Laws of such Jurisdiction including, without limitation, greenhouse gas emission standards, the requirements of the California Air Resource Board and the EPA, and any similar Applicable Laws in the Authorized Territories.

6.7            Reports to Governmental Authorities.

a)	General. Rivian will submit to the applicable Governmental Authority reports and data (each, a “Government Report”) applicable to the manufacture and operation of Company Robotaxis that are required to be submitted under Applicable Law in the Authorized Territory, including, without limitation, the U.S. Transportation, Recall, Enhancement, Accountability, and Documentation Act. [***].

b)	Defect Reports. Rivian will prepare and submit to Governmental Authorities any defect and non-compliance reports required to be submitted under Applicable Laws on the Company Robotaxi; provided, however, upon Rivian’s written request, Uber will promptly provide Rivian with information in Uber’s possession that is reasonably necessary for such Government Reports to be prepared including with respect to: (i) Emissions Defect Information Reports as may be required pursuant to 40 C.F.R. §85.1901 et seq., any Emission Warranty Information Reports as may be required pursuant to 13 C.C.R. §2141 et seq., and any other similar emission-related defect and warranty submissions as may be required pursuant to the Applicable Laws of any Jurisdiction in the Authorized Territory; or (ii) any foreign defect reports that Rivian must submit under Applicable Law including, without limitation, 49 C.F.R. §579, Subpart B.

ARTICLE 7

VEHICLE PURCHASE; FLEET PURCHASE TERMS

7.1 Vehicle Purchase and Ordering. Uber and/or Uber Designated Fleet Operators will purchase Company Vehicles and Company Robotaxis from Rivian in accordance with, and subject to the terms of, Section 3.2 of the MFA and this Agreement.

7.2 Fleet Purchase Terms. All matters relating to the ordering, delivery, and post-delivery servicing of the Company Robotaxi will be governed by the terms and conditions set forth in Exhibit A (the “Purchase Terms”).

ARTICLE 8

COMPANY ROBOTAXI PRICES; SPARE PARTS

8.1            Purchase of Company Robotaxi. Uber and/or Uber Designated Fleet Operators will purchase Company Vehicles and Company Robotaxis in accordance with the terms and conditions set forth in Exhibit A (the “Purchase Terms”).

8.2            Company Robotaxi Price. The Vehicle Purchase Price for the Company Robotaxi is set forth in Schedule B.

8.3            EV Tax Credits and Tax Incentives. With respect to the Company Robotaxi: (a) [***] will be entitled to retain all EV Credits and Tax Incentives that accrue to the purchaser of electric vehicles (if any); and (b) [***] will be entitled to retain all EV Credits and Tax Incentives that accrue to the manufacturer of electric vehicles (such as greenhouse gas credits) (if any). [***]. “Tax Incentive” means any current or future federal, state, provincial, or local tax credit, deduction, exemption, rebate, or subsidy, including transferable credits or accelerated depreciation allowances, arising from the purchase or operation of the Company Robotaxi.

8.4            Provision of Spare Parts. [***].

8.5            Financial Obligations. Except as otherwise provided in this Agreement, each Party will be responsible for its own costs and expenses related to the performance and completion of its respective responsibilities and obligations under this Agreement and the preparation, execution, and delivery of this Agreement.

ARTICLE 9

CHANGE MANAGEMENT

9.1            Base Vehicles. [***].

9.2            [***] Changes.

a)	[***] Change Notice. [***].

b)	[***] Significant Change or Improvement Change. [***].

c)	[***] Regulatory Change. [***].

d)	Cost. [***].

9.3            [***] Changes.

a)	[***] Changes. [***].

b)	[***] Unique Changes and Common Changes. [***] (x) [***] (y) [***], [***] (z) [***].

9.4            Improvements. Subject to Section 9.1 - 9.3, during the Term, Rivian may develop and implement improvements (each, an “Improvement”) to the Company Robotaxi, including any such Improvements that are designed to: (a) mitigate obsolete components; or (b) improve manufacturability of the Company Robotaxi.

9.5            Documentation. Rivian will provide to Uber all reasonably requested documentation for each Improvement to a Company Robotaxi.

ARTICLE 10

WARRANTIES

10.1         Representations and Warranties Under the MFA. The Representations and Warranties under Section 9 of the MFA are incorporated hereunder mutatis mutandis.

10.2          Company Robotaxi Warranties. In addition to Section 10.1, Rivian represents and warrants to Uber the performance of the Company Robotaxi pursuant to the Vehicle Warranty.

10.3          Disclaimer of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SET OUT IN THIS AGREEMENT, EACH PARTY MAKES NO OTHER REPRESENTATIONS, WARRANTIES, GUARANTEES, OR CONDITIONS WHATSOEVER, WHETHER VERBAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS, WARRANTIES, GUARANTEES, AND CONDITIONS, INCLUDING ALL IMPLIED WARRANTIES OR CONDITIONS OF DURABILITY, MERCHANTABILITY, FITNESS FOR PURPOSE, TITLE, AND NON-INFRINGEMENT.

ARTICLE 11

FIELD ISSUES; RECALLS; SERVICE CAMPAIGNS; GOVERNMENTAL INVESTIGATIONS

11.1         Investigation of Field Issues. The Parties [***] product issues that may exist in all or a defined subset of Company Robotaxis that may involve [***] safety or noncompliance with a Federal Motor Vehicle Safety Standard or governmental emissions control standard (“Field Issues”). Each Party will promptly report to the other Party any matter that such Party determines is a Field Issue following such Party’s standard practice for investigating potential Field Issues.

11.2         Governmental Investigations.

a)	Investigations. Each Party will promptly, and in any event within [***] of receipt, notify the other Party upon the receipt of a Governmental Investigation or government finding of a safety defect or noncompliance with any Safety Standards or governmental emissions control or regulation or other Applicable Law relating to the Company Robotaxi. If Uber receives an inquiry from Governmental Authorities about Company Robotaxi sold to Uber or the Uber Designated Fleet Operators, Uber will forward that inquiry to Rivian and the Parties will coordinate a response. Uber will cooperate, upon Rivian’s reasonable request, with any Governmental Investigation or government request for information or government finding of a safety defect or noncompliance with any Safety Standards or governmental emissions control or regulation or other Applicable Law relating to the Base Vehicles.

b)	Cooperation. In connection with any request for any data or information and any allegations or inquiries from Governmental Authorities concerning suspected or alleged safety defects or noncompliance with any governmental safety standard or regulation, emissions-control standard or regulation in the Authorized Territory relating to the Company Robotaxi, or other Applicable Law relating to any Company Robotaxi, the Parties will reasonably cooperate in good faith to address such request. [***].

c)	Governmental Authority Meetings. [***].

d)	Exclusions. The foregoing obligations will not be applicable to the extent a Party is either requested or prohibited by a Governmental Authority from engaging in any of the above actions or communications.

11.3            Governmental Finding. In the event of a finding by any Governmental Authority of any safety-related defect or noncompliance with any Safety Standard or other Applicable Law relating to the Company Robotaxi, the Party receiving notice of such finding shall notify the other Party within [***].

11.4         Recalls; Service Campaigns.

a)	Decision Authority. [***].

b)	Notices. Rivian will prepare all notices, bulletins, and other communications regarding Field Issues or other defects in the Company Robotaxi; provided, however, Uber will timely provide information necessary for Rivian to distribute notices, bulletins and other communications to Uber Designated Fleet Operators regarding defects or non-compliances in the Company Robotaxi.

c)	Costs and Remediation. If any of the Company Robotaxi are the subject of a Recall or Service Campaign, then Rivian will perform repairs or cause repairs to be performed [***] in accordance with the Aftermarket Services Agreement.

ARTICLE 12
CONFIDENTIALITY; INDEMNIFICATION; LIMITATION OF LIABILITY; DISPUTE RESOLUTION

12.1            Confidentiality. Section 13.1 (“Confidentiality”) of the MFA is incorporated herein and applies hereunder mutatis mutandis.

12.2            Indemnification Under the MFA. Sections 11.1 - 11.6 of the MFA are incorporated herein and apply hereunder mutatis mutandis.

12.3            Limitation of Liability. Section 12 (“Limitation of Liability”) of the MFA is incorporated herein and applies hereunder mutatis mutandis. For the avoidance of doubt, the limitations stated in Section 12 of the MFA apply to all damages and other liabilities that may accrue under the MFA, the Vehicle Purchase Agreements, and this Agreement collectively.

12.4            Dispute Resolution. Section 10.3 (“Dispute Resolution”) and Section 15.1 (“Arbitration Agreement, Venue, and Attorneys' Fees”) of the MFA are incorporated herein and apply hereunder mutatis mutandis.

ARTICLE 13
TERM AND TERMINATION

13.1            Term. The effectiveness of this Agreement commences on the Effective Date and, unless sooner terminated in accordance with its terms, will continue until expiration or termination of the MFA (the “Term”).

13.2            Termination for Cause. Either Party may terminate this Agreement for cause in its entirety upon [***] prior notice, if the other Party:

a)	materially breaches any covenant, representation or warranty hereunder or materially fails to perform any duties or obligations as set forth in this Agreement, and fails to cure such breach or failure within [***] of notice of such breach or failure from the other Party; or

b)	(i) files a voluntary petition in bankruptcy or has an involuntary bankruptcy petition filed against it, which is not dismissed within [***] after its institution; (ii) is adjudged as bankrupt by a court of competent jurisdiction; (iii) has a receiver, trustee, conservator or liquidator appointed for all or a substantial part of its assets; (iv) ceases to do business; (v) commences any dissolution, liquidation or winding up; or (vi) makes an assignment of its assets for the benefit of its creditors.

13.3            Survival. The terms set forth in [***] will survive any termination or expiration of this Agreement, and [***] shall survive [***].

ARTICLE 14

EXPORT COMPLIANCE

14.1            Import/Export; Customs Clearance. Rivian or its designated agent: (a) will be the importer and exporter of record on all cross-border transfers, returns, and other shipments of Company Robotaxi between the Parties; (b) will not list Uber on any import, export, or other customs documentation except as may be required by Applicable Law; and (c) will be directly responsible for ensuring that such cross-border transfers, returns, and other shipments comply with all export, import, and other Applicable Laws (including export licensing, shippers export declaration, and export invoice). As the importer and exporter of record, Rivian or its designated agent will be responsible for preparing all necessary documentation. Without limiting the foregoing, any export or import document must, among other matters, separately itemize and state the separate value for each item of hardware, software, set-up, and any non-dutiable service.

14.2            [***]. If necessary for Uber or the Uber Designated Fleet Operators to export the Company Robotaxis, [***]. As reasonably requested by Uber, Rivian will provide Uber with such information in its possession as required by Applicable Law for [***].

14.3            Export Control Laws. The Company Robotaxi, Component Parts, products, services, and/or technical data delivered under this Agreement may be subject to U.S. and other applicable export control Laws and regulations (each, an “Export Control Law”), including, but not limited to, the International Traffic in Arms Regulations or the Export Administration Regulations and/or U.S. Export Control List(s) (as defined in the Export Control Laws). The Parties will comply with all U.S. and other country’s applicable Export Laws and will not export, re-export or transfer items without first obtaining all required licenses and approvals. Compliance with these Laws includes, but is not limited to, abiding by U.S. sanctions, embargoes, and prohibitions on transactions with restricted parties.

ARTICLE 15

COMPLIANCE WITH LAWS; PERMITS AND LICENSES

15.1            Licenses and Compliance. Each Party will be responsible for obtaining and maintaining all site licenses, permits, and registrations required for such Party to perform its obligations under this Agreement.

15.2            Compliance with Applicable Laws. Each Party will comply with all Applicable Laws specifically applicable to the Party or its performance under this Agreement.

15.3            Gratuities and Ethical Compliance. Each Party warrants that neither it nor any of its employees, agents, or representatives has offered or given any gratuities to employees, agents, or representatives of the other with a view toward securing favorable treatment with respect thereto. Each Party hereafter agrees that its employees, agents, and contractors who are performing services for the other Party on its behalf will be made aware of, and will comply with, the foregoing ethical requirements of the other Party which are set forth above. Each Party has not and, to its actual knowledge, none of its employees, officers, or agents at any time during the last [***] have: (a) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of Applicable Law; (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the Applicable Laws of the United States or any jurisdiction thereof, or (c) have utilized child, slave, prisoner, or any other form of forced or involuntary labor, or engaged in abusive employment or corrupt business practices in the performance of their respective obligations under or in connection with this Agreement.

15.4            U.N. Convention. The 1980 United Nations Convention on Contracts for the International Sale of Goods, to the extent it may be deemed to apply, will not apply to this Agreement or any transactions pursuant hereto.

ARTICLE 16

AUDIT AND INSPECTION

16.1            Audits. Rivian will maintain and retain complete and accurate books and records relating to the Robotaxi Upfits under this Agreement. Rivian will also maintain and retain any other records required to be maintained under this Agreement or required to be kept by Applicable Laws. All such records will be retained by Rivian for a period of at [***] after any termination of this Agreement, or longer if required by Applicable Law. [***] Nothing in this Agreement will be deemed to provide Uber or its Representatives any rights to review or inspect records relating to other customers of Rivian or records which are not reasonably related to the Robotaxi Upfits under this Agreement.

16.2            No Disruption. Notwithstanding anything to the contrary in this ARTICLE 16, [***]

ARTICLE 17

MISCELLANEOUS

17.1            Rights in Bankruptcy. The Parties agree, each on behalf of itself and its Affiliates, that each Party will retain and may fully exercise all rights and licenses under this Agreement in all circumstances, including in any future bankruptcy or insolvency proceeding involving the other Party or any of its Affiliates, whether as licensees of intellectual property in a case where the Party is a debtor under the United States Bankruptcy Code (the “U.S. Bankruptcy Code”) or similar Laws of other countries, applicable non-bankruptcy Laws, or otherwise. Without limiting the foregoing, if there is a bankruptcy or insolvency proceeding under the U.S. Bankruptcy Code or similar Laws of other countries where a Party is a debtor (including in any proceeding where a trustee is appointed), that Party acknowledges and agrees, on behalf of itself and its Affiliates, that: if a court of competent jurisdiction approves the rejection of this Agreement under Section 365 of the Bankruptcy Code or similar Applicable Laws of other countries: (a) such rejection will not result in termination of any of the other Party’s rights and licenses under this Agreement; (b) the rights and licenses granted to the other Party under this Agreement will be treated as licenses of “intellectual property” for purposes of Section 365(n) of the Bankruptcy Code or similar Applicable Laws of other countries and, accordingly, the other Party will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or similar Laws of other countries with respect to the rights and licenses granted to that Party under this Agreement; and (c) without limiting the foregoing, in the event such Party elects to retain its rights and licenses under this Agreement, upon written request of such Party to the other Party or any trustee appointed in the proceeding, pursuant to Section 365(n) of the U.S. Bankruptcy Code or similar Applicable Laws of other countries, the debtor Party or such bankruptcy trustee (i) will provide the other Party with any materials that are the subject of the rights and licenses granted to that Party described in this Agreement (or any agreement supplementary to this Agreement), and any intellectual property otherwise required to be provided to such Party under this Agreement that is held by the debtor Party or such trustee (including any embodiment thereof); and (ii) will not interfere with the rights of the other Party provided in this Agreement to the materials and intellectual property that are the subject of the rights and licenses described in this Agreement, including any right to obtain such materials from any other entity. Neither Party nor any of its Affiliates may (and the applicable Party, on behalf of itself and its Affiliates, hereby irrevocably waives any right to) object to or challenge any assertion of and reliance on the matters described in this Section 17.1 by the other Party.

17.2            Relationship of the Parties; Onsite Employees.

a)	Relationship of the Parties. This Agreement will not be deemed to create any partnership, joint venture, agency, or employment relationship between the Parties. Each Party will act hereunder as an independent contractor, and neither Party nor its Representatives will have any right or authority to assume, create or incur any liability or obligation of any kind, express or implied, on behalf of, or in the name of, the other Party by virtue of this Agreement. Each Party will make all of its own staffing decisions with respect to its obligations under this Agreement. Without limiting the foregoing, each Party is solely responsible for its employees including, without limitation, the payment of compensation and benefits and payments or withholdings to governmental agencies relating to its employees. The Parties agree and acknowledge that in the course of such Party’s performance of this Agreement, no Party will construe any employee of the other Party as its own employee, and nothing in this Agreement will make any employees of a Party an employee of the other Party.

b)	Onsite Employees. Subject to the Parties’ respective rights and obligations under the NDA, the Parties may arrange for appropriate employees and representatives of each Party to have reasonable access to the premises of the other Party for the purpose of carrying out their respective obligations under this Agreement. [***].

17.3            Notices. Any notices required or permitted under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be sent by recognized national or international overnight courier, electronic mail or registered or certified mail, postage prepaid, return receipt requested, or delivered by hand to the below addresses for the applicable recipient. Notices under this Agreement will be deemed to be duly given: (a) when delivered by hand; (b) upon electronic mail transmission; (c) [***] after deposit with a recognized national or international courier; or (d) on the delivery date indicated in the return receipt for registered or certified mail. A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section 17.3.

If to Uber:

Uber Technologies, Inc.

1725 3rd Street

San Francisco, California

94158

Attn: Legal Department

With a copy to:

Email: [***]

If to Rivian:

Rivian, LLC

14600 Myford Road

Irvine, CA 92606

[***]

With a copy to:

[***]

17.4            Assignment. Neither this Agreement, nor any rights or obligations hereunder, may be transferred, assigned or delegated (by operation of law or otherwise) by either Party without the prior written approval of the other Party; provided, however, that each Party may assign this Agreement, and its rights and obligations hereunder, in its entirety, without such consent, to an Affiliate of such Party or to any successor entity in connection with a reorganization, merger, consolidation, acquisition, or other restructuring involving all or substantially all of such Party’s voting securities or assets; provided further that Company may not assign this Agreement to [***]. Any attempt to assign this Agreement in contravention of the foregoing shall be void ab initio. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. A Change of Control will be deemed an assignment for purposes of this Section 17.4. [***].

17.5            Joint Drafting. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as having been jointly drafted by the Parties hereto and given that each Party had an equal opportunity to negotiate (and to consult with counsel in respect of) this Agreement, no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

17.6            No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Third Party any right, benefit or remedy of any nature whatsoever under, or by reason of, this Agreement.

17.7            Amendment and Modification. No supplement, modification, or amendment of this Agreement or any of the other Contract Documents will be binding unless executed in writing by a duly authorized officer of each of the Parties.

17.8            Governing Law. This Agreement or the performance, enforcement, breach, or termination hereof shall be construed, governed, and interpreted in accordance with the laws of the state of California without regard to its conflict of laws principles.

17.10          Cumulative Remedies. The rights and remedies provided for in this Agreement are cumulative and in addition to any other or further rights and remedies available at law or in equity.

17.11          Force Majeure. If and to the extent that a Party’s (a “Non-Performing Party”) performance of any of its obligations (other than payment obligations) pursuant to this Agreement is materially prevented, hindered or delayed by a Force Majeure Event, and such non-performance, hindrance, or delay could not have been prevented by reasonable precautions by the Non-Performing Party and the Non-Performing Party is without fault, then the Non-Performing Party will be excused for such non-performance, hindrance, or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Non-Performing Party continues to use commercially reasonable efforts to recommence performance and to mitigate the impact of its non-performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The Non-Performing Party will promptly notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

(a)               No Payment for Unperformed Services; No Additional Payments. If Rivian fails to perform Rivian’s obligations in accordance with this Agreement due to the occurrence of a Force Majeure Event or disaster, the applicable costs will be adjusted in a manner such that Uber is not responsible for the payment of any amounts for the portion of those Rivian obligations that Rivian fails to fulfill. Rivian will not be entitled to any additional payments from Uber as a result of any Force Majeure Event.

17.12          Publicity. Except as otherwise expressly permitted under this Agreement, neither Party may make any announcement about or advertise the existence of this Agreement or disclose or otherwise make available any of its terms and conditions without the prior consent of the other Party. In each instance, the Party providing such consent will have at least [***] opportunity to review and provide comments to the content of and prior to such public disclosure, which comments will be reasonably considered and included by the Party seeking such consent. Notwithstanding anything to the contrary, each Party may make such disclosures concerning its entry into, and the terms and conditions of, this Agreement determined by such Party as necessary under Applicable Law or rules of a securities exchange, provided that such Party shall provide [***] opportunity to review and provide comments to the content of and prior to such public disclosure, which comments will be reasonably considered by the disclosing Party.

17.13            Waiver. The failure of either Party at any time to enforce any of the provisions of this Agreement or any right with respect thereto, or to exercise any option provided in this Agreement, will in no way be construed to be a waiver of such provisions, rights, or options or in any way affect the validity of this Agreement. No waiver of any provision of this Agreement will be deemed or will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the Party making the waiver.

17.14            Interpretation. In this Agreement and the exhibits, schedules, attachments, and appendices (each, an “Attachment”) to this Agreement: (a) the Attachments to this Agreement are hereby incorporated into this Agreement and references to this Agreement include such Attachments; (b) references to an Attachment or Section will be to such Attachment or Section of this Agreement, unless otherwise provided; (c) all headings are for reference purposes only and do not affect the interpretation of this Agreement; (d) references to any Law will mean references to such Law as changed, supplemented, amended, or replaced; (e) unless the context otherwise requires, the word “or” will be interpreted in the inclusive sense (i.e., “and/or”); (f) the word “including” (and its grammatical variations) will be deemed to be followed by “without limitation”; (g) the phrases “such as”, “for example”, or “e.g.,” will be deemed to mean “for example but without limitation”; (h) “will” will be construed to mean “will” and vice versa; (i) the singular will include the plural and vice versa; (j) a “year” means a calendar year, a “quarter” means a calendar quarter, a “month” means a calendar month and a “day” means a calendar day, unless otherwise described; (k) a capitalized term not defined but reflecting a different form or part of speech than a capitalized term that is defined will be interpreted in a correlative manner; and (l) this Agreement has been drafted in English, any translation into any other language will not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version will govern. The Attachments referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

17.15            Severability. In the event that any one or more of the provisions contained herein will for any reason be held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Agreement. This Agreement will then be construed as if such invalid or unenforceable provision had never been contained herein and such invalid/unenforceable provision(s) will be replaced with valid and enforceable provision(s), the commercial effect of which will be as similar as possible to the invalid or unenforceable provision.

17.16            Entire Agreement. This Agreement, the MFA, and any Attachments or other documents executed in connection with this Agreement, together with any agreements expressly incorporated into this Agreement and all recitals in this Agreement (which recitals are incorporated as covenants of the Parties), constitute the entire understanding of the Parties in connection with the subject matter of this Agreement. This Agreement, together with the MFA, supersedes and constitutes a merger of all prior and contemporaneous proposals, negotiations, representations, understandings, commitments, and agreements, whether oral or written, with regard to the subject matter and provisions of this Agreement.

17.17            Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same agreement. Each of the representatives executing this Agreement on behalf of the Parties represents and warrants that he or she possesses the corporate power and authority to execute this Agreement on behalf of the respective Parties and that this Agreement has been duly authorized by the Parties.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties’ duly authorized representatives have executed this Agreement as of the Effective Date.

UBER TECHNOLOGIES, INC.

By:	/s/ Sarfraz Maredia
Name:	Sarfraz Maredia
Title:	Global Head of Autonomous Mobility & Delivery

RIVIAN, LLC

By:	/s/ Claire McDonough
Name:	Claire McDonough
Title:	Chief Financial Office